EXHIBIT 10.15

Dated: ______________, 2016

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

Re: Stock Purchase Agreement

Ladies and Gentlemen:

The undersigned (the “Purchaser”) hereby agrees to purchase the number of shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”) of SolarMax Technology, Inc., a Nevada corporation (the “Company”), as is set forth on the signature page of this Agreement, at a purchase price of $5.00 per Share (the “Purchase Price per Share”). The number of Shares being purchased by the Purchaser and the purchase price for the Shares (the “Purchase Price”) is set forth on the signature page of this Agreement. The Shares are being issued as part of a financing (the “Financing”) pursuant to which the Company is selling up to 2,000,000 shares of Common Stock at the Purchase Price per Share, with no minimum amount required. The Company has the right, in its sole discretion and without notice to Purchaser, to increase the number of Shares of Common Stock to be sold in the Financing.

1. The Purchaser shall pay the Purchase Price contemporaneously with the execution of this Agreement by wire transfer of the Purchase Price to the Company in accordance with wire transfer instructions provided by the Company. The Company will issue the Shares to the Purchaser as promptly as possible after receipt of the Purchase Price by the Company.

2. The Company represents and warrants to the Purchaser that the issuance of the Shares has been authorized and, when issued pursuant to this Agreement upon payment of the Purchase Price, the Shares will be validly issued, fully paid and non-assessable.

3. The Purchaser hereby represents, warrants, covenants and agrees as follows:

(a) The Purchaser understands that the offer and sale of the Shares is being made only by means of this Agreement. The Company has provided the Purchaser with its audited financial statements for the years ended December 31, 2015 and 2014, including consolidated balance sheets at December 31, 2015 and 2014, and consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years ended December 31, 2015 and 2014, and notes to consolidated financial statement, and its unaudited financial statements for the six months ended June 30, 2016 and 2015, including its unaudited consolidated balance sheet at June 30, 2016 and the unaudited statements of operations and comprehensive loss and cash flows for the six months ended June 30, 2016 and 2015 (collectively, the “Financial Statements”). The Purchaser understands that the Company has not authorized the use of, and the Purchaser confirms that he is not relying upon, any other information, written or oral, other than material contained in this Agreement and the Financial Statements. The Purchaser is aware that the purchase of the Shares involves a high degree of risk and that the Purchaser may sustain, and has the financial ability to sustain, the loss of his entire investment, understands that no assurance can be given that the Company will ever be profitable, that the Company is likely to need additional financing and that the failure of the Company to raise additional funds when required may have a material adverse effect upon its business. Furthermore, in subscribing for the Shares, the Purchaser acknowledges that he is aware that the Company is operating at a loss and requires the proceeds from the sale of the Shares for its operations, and the Purchaser is not relying upon any projections, forecasts or any statements of any kind relating to future revenue, earnings, operations or cash flow in purchasing the Shares.

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(b) The Company has advised the Purchaser that the Company has recently been engaged in negotiations with respect to a proposed merger with a public company but that, as of the date of this Agreement, such negotiations have terminated. The Purchaser recognizes the possibility that the Company may engage in negotiations with such company or another company and may otherwise engage in a transaction with such company or another company whereby the business of the Company is combined with the business of another company, including a public company.

(c) In connection with his purchase of the Shares, the Purchaser understands that the Company’s business is subject to numerous risks, including, but not limited to, the following:

(i) The Company has sustained losses and the Company cannot assure you that the Company can or will ever operate profitably;

(ii) The failure of the Company or to raise sufficient capital for operations, including its financing operations, could impair its ability to develop and operate its business;

(iii) If the Company does not have sufficient financing available, it may not be able to offer financing or lease arrangements to potential customers which may impair it ability to sell or lease its systems or projects which would, in turn, impair its ability to generate revenue;

(iv) The Company’s business in the United States and China is subject to numerous government regulations and its ability to operate profitably is dependent upon the continuation of government benefits afforded to users of solar energy;

(v) The Company has recently commenced operations in China, and may not be able to operate its business in China profitably;

(vi) The Company’s revenues for China are based on one contract for engineering, procurement and construction services, which are known in the industry as EPC services, in China, and its ability to generate revenue and net income from its operations in China are dependent upon entering identifying potential solar farms, obtaining the necessary permits and land, entering into agreements to with a potential solar farm owner to sell the project to the owner, to perform the EPC services and, upon completion of the project, to maintain the project, and the Company can give no assurance as to its ability to enter into any of these agreements;

(vii) In order for the Company to develop solar power systems in China, the Company will require permits from government agencies and needs to obtain project financing and land use rights for a significantly large parcel of land, and the Company cannot give any assurance that it will be able either to obtain the permits or the project financing or obtain necessary or desirable land use rights on reasonable terms, and such failure may impair its ability to generate revenue in China;

(viii) The ability of the Company to sell solar energy systems in the United States is dependent upon both government regulations and tax policies which encourage alternative energy such as solar power as well as the billing and other practices and policies of the local power utility, and any changes in government regulations and tax policy or in the policies of the utilities could significantly impair the ability of the Company to operate profitably in the United States;

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(ix) The failure of the Company to adequately assess credit risks of its customers could impair its ability to operate profitably;

(x) If the Company needs to foreclose on its loans, it may have difficulty recovering any money owed to it;

(xi) A material drop in the retail price of electricity from the local utility or other sources could impair the Company’s ability to generate revenue;

(xii) Changes in tariff and other government policies, as well as increases in the price of solar panels and other raw materials, could increase the Company’s costs and impair its business;

(xiii) The solar energy business in the United States and in China is highly competitive, and the Company may not be able to compete successfully in the United States or China, with the Company facing competition from companies in the solar energy industry and as well as competition from other renewable energy sources and energy from the local or regional power companies;

(xiv) To the extent that the Company has to reduce prices to meet competition its margins could be impaired, which would impair its ability to operate profitably;

(xv) The Company is dependent upon its senior executive officers, and its failure to identify, engage and retain qualified executive and management personnel in the United States and China could impair its ability to develop its business;

(xvi) The Company’s business in China is subject to all the risks inherent in operating a business in China, including, but not limited to, changes in government policies, economic problems, tax structure, inflation and the Chinese government’s response both to inflation and to the threat of inflation, the availability of credit, particularly in connection with capital projects such as solar energy systems, the Chinese government’s currency policies which affects the ability of the Company’s Chinese subsidiaries to make payments to the Company; Chinese monetary policy, including the exchange rate between RMB and United States dollars, uncertainties relating to the Chinese legal system and the ability of the Company’s Chinese subsidiaries to enforce their rights, the Company’s ability to comply with any applicable rules that may be implemented and interpreted by government agencies and courts;

(xvii) The Company’s ability to comply with the United States Foreign Corrupt Practice Act and its ability to complete with Chinese companies that are not subject to that law;

(xviii) In the event that the Company engages in a merger, consolidation, sale of assets or other business combination, the Company may not be able to effectively integrate the businesses of the entities involved in the transaction, with the result that the Company may not realize the anticipated benefits of the transaction, the Company may suffer an impairment loss following completion of the transaction and the Company may not be able to operate profitably following the completion of the transaction; and

(xix) Economic conditions generally in the United States or China could impair the ability of the Company to generate revenue and operate profitably.

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(d) The Purchaser is an accredited investor and the information set forth in the Accredited Investor Questionnaire, which is set forth as Exhibit A, is true and correct.

(e) The Purchaser has such knowledge and experience in financial and business matters as to enable the Purchaser to understand the nature and extent of the risks involved in purchasing the Shares, which are not limited to those risks identified in Section 3(b) and 3(c) of this Agreement. The Purchaser is fully aware that such investments can and sometimes do result in the loss of the entire investment. The Purchaser has engaged his own counsel, accountants and investment advisors to the extent that he deems it necessary.

(f) In connection with his purchase of the Shares, the Purchaser understands that:

(i) The Company is a privately-owned company and is not subject to the reporting requirements of United States Securities Exchange Act of 1934. Accordingly, the Company is not required to provide stockholders with the financial and business information that is provided by reporting companies.

(ii) Because the Company is privately-owned, there is no trading market in the Common Stock, and the Company cannot give any assurance that there will ever be a trading market in the Company’s Common Stock, with the result that the Purchaser never be able to sell the Shares in a public or private market. If the Company’s Common Stock becomes publicly traded, the Company cannot give any assurance (x) that there will be an active market in its Common Stock or (y) as to market price of the Common Stock.

(iii) The Purchase Price per Share was determined by the Company without regard to any market price for the Common Stock or any market data. The Company did not engage any investment banker in determining the Purchase Price per Share. The Company cannot give any assurance as to any future price for the Common Stock and as to whether the Purchaser will ever be able to sell his Shares at a price which is not less than the Purchase Price per Share.

(iv) Because the net tangible book value of the Common Stock is significantly lower that the Purchase Price per Share, in purchasing the Shares, the Purchaser will sustain significant dilution in the net tangible book value per share of Common Stock.

(v) The Purchaser has no registration rights with respect to the Shares, which means that the Company has no obligation to take any steps to enable the Purchaser to sell any Shares.

(vi) There is no minimum number of Shares which the Company is selling, and it is possible that no Shares will be sold in the Financing other than Shares that have been previously sold by the Company, if any, and the Shares being purchased by the Purchaser. If the Company does not raise the full $10,000,000, representing the purchase price of the 2,000,000 Shares being offered by the Company at the Purchase Price Per Share, the Company may require additional funds from other sources, and there is no assurance that such additional funds will be available on reasonable terms, if at all, and if the Company is not able to obtain any additional funding it requires, it may be unable to develop it business.

(vii) Any dispute concerning this Agreement and the enforcement of any rights which the Purchaser may have against the Company are subject to the exclusive jurisdiction of the courts of the State of Nevada, which is the state in which the Company is incorporated. It may be difficult and expensive for the Purchaser to bring an action against the Company if the Purchaser has a claim against the Company. Further, this Agreement provides that the Company and the Purchaser waive their right to a jury trial to the extent permitted by law.

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(viii) The Company has recommended to the Purchaser that the Purchaser review this Agreement with his attorneys, accountants and investment advisors in connection with his decision to purchase the Shares.

(g) The Purchaser is acquiring the Shares pursuant to this Agreement for investment and not with a view to the sale or distribution thereof, for the Purchaser’s own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Shares; is aware that the Shares are restricted securities within the meaning of Rule 144 of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the certificates for the Shares shall bear a standard investment legend. The Purchaser understands the meaning of these restrictions and understands that he may have to hold the Shares indefinitely.

(h) The Purchaser will not transfer any Shares except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to it as to the availability of any exemption.

(i) The Purchaser has taken such steps as he deems necessary to satisfy himself that the purchase of the Shares by the Purchase is not in violation of the laws of the country in which the Purchaser is a citizen or resident.

(j) The Purchaser represents and warrants that no broker or finder was involved directly or indirectly in connection with the Purchaser’s purchase of the Shares pursuant to this Agreement. The Purchaser shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Purchaser’s warranty contained in this Section 3(j).

(k) The Purchaser acknowledges and agrees that the Company will refuse to register any transfer of the Shares that is not made pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state securities laws.

(l) No person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase any of the Shares;

(ii) that any person will refund the Purchase Price of any of the Shares; or

(iii) as to the future price or value of any of the Shares.

(m) The funds used to pay the Purchase Price were not and are not directly or indirectly derived from activities that contravene (i) United States federal, state, or international laws and regulations, including anti-money laundering laws and regulations or (ii) anti-money laundering and similar laws and regulations of the People’s Republic of China or (iii) if the Purchaser is a citizen or resident of a country other than the United States or the People’s Republic of China, the anti-money laundering and similar laws of such country. United States federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

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(n) To the best of the Purchaser’s knowledge, none of: (i) the Purchaser; (ii) any person controlling or controlled by the Purchaser; (iii) any person having a beneficial interest in the Purchaser; or (iv) any person for whom the Purchaser is acting as agent or nominee in connection with the purchase of the Shares:

(i) is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations; or

(ii) is a senior foreign political figure1,or any immediate family2 member or close associate3 of a senior foreign political figure, as such terms are defined in the footnotes below.

(o) The Purchaser is not affiliated with a non-U.S. banking corporation.

(p) The Purchaser’s address set forth on the signature page is the Purchaser’s true and correct address.

(q) The Purchaser understands that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein, and the Purchaser acknowledges that he is not relying on any representation or warranty by the Company except as expressly set forth in this Agreement.

4. (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b) All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier or e-mail, upon the date of receipt provided that receipt is acknowledge by the recipient. Notices shall be sent to the Purchaser or the Company at the address set forth on the signature page of this Agreement to the attention of the person who executed this Agreement on behalf of such party. Any party may, by like notice, change the address, person, telecopier number or e-mail to which notice shall be sent.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 The “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(c) This Agreement shall be governed and construed in accordance with the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of Clark in the State of Nevada, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 4(b) of this Agreement (other than by telecopier or e-mail), or (y) by any other method of service permitted by law.

(d) THE COMPANY AND THE PURCHASER WAIVE THE RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

(e) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

(g) Words importing the singular number only shall include the plural and vice versa, words importing the masculine, feminine or neuter gender shall include the other genders.

(h) The representations, warranties and covenants set forth in this Agreement or in any other writing delivered in connection with this Agreement and the purchase the Shares shall survive the issuance of the Shares.

(i) If less than a complete copy of this Agreement is delivered to the Company, the Company and its advisors (including legal counsel) are entitled to assume that the Purchaser accepts and agrees, and the Purchaser shall be deemed to have accepted and agreed, to all of the terms and conditions of the pages not delivered unaltered.

[Signatures on following page]

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Please confirm your agreement with the foregoing by signing this Agreement where indicated.

Very truly yours,

Number of Shares Purchased: _______________________	_________________________
[Name of Purchaser]
Total Purchase Price: ______________________________

By: ____________________________________ Name: __________________________________ Title: ___________________________________

Address: ___________________________________________________________

Telecopier Number: ____________________________

E-mail: ______________________________________

Official ID No.:  _______________________________

[Please attach a copy of the official ID with picture]

Accepted this      day of October, 2016

SOLARMAX TECHNOLOGY, INC.

By:

David Hsu

Chief Executive Officer

Email: DavidH@solarmaxtech.com

[Signature page to SolarMax Stock Purchase Agreement]

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Exhibit A

Accredited Investor Questionnaire

The following are tests for an accredited investor. Please initial which tests are applicable. Please initial all that apply.

_____ A natural person whose individual net worth or joint net worth with Subscriber’s spouse, at the time of this purchase exceeds $1,000,000 (PLEASE NOTE: In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than indebtedness secured by your primary residence, up to the estimated fair market value of the primary residence, unless the borrowing occurs in the 60 days preceding the purchase of the Units and is not in connection with the acquisition of the primary residence. In such cases, the debt secured by the primary residence must be treated as a liability in the net worth calculation.). In the event any incremental mortgage or other indebtedness secured by your primary residence occurs in the 60 days preceding the date of the purchase of the Units, the incremental borrowing must be treated as a liability and deducted from your net worth even though the value of your primary residence will not be included as an asset. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence should also be deducted from your net worth);

_____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Subscriber’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____ A director or executive officer of the Company.

_____ Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

_____ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

_____ Insurance company as defined in section 2(13) of the Securities Act.

_____ Investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

_____ Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

_____ Employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

A-1

_____ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_____ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

_____ Any entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor*).

_____ Any Individual Retirement Account (IRA) for the benefit of an accredited investor*.

_______________

* The tests for an accredited investor who is an individual are the first three tests on this Exhibit A.

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